UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On April 6, 2005, the Executive Personnel and Compensation Committee of the Board of Directors of SUPERVALU INC. (the “Company”) approved the establishment of an annual discretionary bonus pool in the aggregate amount of $100,000, from which awards can be made to officers of the Company in recognition of their extraordinary achievements during any given fiscal year. Awards to officers may be made at the discretion the Chairman and Chief Executive Officer of the Company, and the amount of any individual award or the aggregate amount of all awards made to such officers as a group, may not exceed $100,000 during any fiscal year.

(b) On June 15, 2005, the stockholders of SUPERVALU INC. (the “Company”) approved, at the Annual Meeting of Stockholders, the Company’s proposal to amend its 2002 Stock Option Plan (the “Plan”), as described in its Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2005. The amendments included:

(i)	an increase in the number of shares available for issuance under the Plan from 4,000,000 to 13,000,000 shares, with 7,500,000 of such shares being reserved solely for issuance pursuant to stock option awards, as set forth in Section 4(a) of the Plan,

(ii)	the establishment of a maximum term of seven years for newly granted stock option awards, except for restoration options granted with respect to previously granted stock options, as set forth in Section 6(a)(ii) of the Plan, and

(iii)	the elimination of the Company’s ability to grant restoration options in connection with newly granted stock option awards under the Plan, as set forth in Section 6(a)(iv) of the Plan.

In addition, the Company’s Board of Directors approved, at the regular meeting thereof held on June 15, 2005, an additional amendment to the Plan eliminating the share replenishment feature with respect to shares tendered in payment of the exercise price of stock options granted under the Plan June 15, 2005 and thereafter, as set forth in Section 4(a) of the Plan.

A copy of the Plan, as amended, is attached hereto as Exhibit 10.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On June 15, 2005, the Board of Directors of the Company elected Michael L. Jackson, age 51, to the position of President and Chief Operating Officer of the Company, effective immediately, promoting him from the position of Executive Vice President; President and Chief Operating Officer, Distribution Food Companies, a position he had held since 2001. Prior thereto, he was employed by the Company as Senior Vice President, Retail Food Companies, from 1999 - 2001; and prior thereto as President, Northwest Region, for the Company from 1995 -1999.

Jeffery Noddle, previously Chairman, Chief Executive Officer and President of the Company, was reelected as Chairman and Chief Executive Officer of the Company.

(b) On June 15, 2005, Richard L. Knowlton, age 72, a director of the Company, resigned from the Board of Directors of the Company in accordance with the Board’s policy that requires non-employee directors of the Company to retire at the annual meeting following the date they attain the age of seventy-two.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: June 17, 2005

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel, Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	SUPERVALU INC. 2002 Stock Plan, as amended.